EXHIBIT 32.1

               STATEMENT OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

         In connection with the Quarterly Report of The Enchanted Village, Inc. (the "Company") on Form 10-QSB for the quarterly period ended October 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sally A. Fonner, the principal executive and principal financial officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



             /s/ Sally A. Fonner
Sally A. Fonner
Chief Executive Officer and
Chief Financial Officer
November 19, 2003